EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Fourth Quarter and Full Year 2014 Financial Results

MIDVALE, Utah, April 1, 2015 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's" or the "Company")(Nasdaq:SPWH) today announced financial results for the thirteen and fifty-two weeks ended January 31, 2015.

For the thirteen weeks ended January 31, 2015:

  Net sales increased by 5.6% to $185.6 million from $175.7 million in the fourth quarter of fiscal 2013. Same store sales decreased by 5.3%.

  Income from operations decreased to $14.1 million from $16.4 million in the fourth quarter of fiscal 2013. Adjusted income from operations, which excludes an accrual with respect to a litigation matter (see "GAAP and Non-GAAP Measures"), was $18.1 million as compared to $16.4 million in 2013, an increase of 10.4%.

  The Company ended the quarter with 55 stores in 18 states, a unit increase of 17.0% from the end of the fourth quarter of fiscal 2013.

  Interest expense increased to $9.0 million from $5.6 million in the fourth quarter of fiscal 2013. Excluding the $5.7 million in refinance related costs incurred during the fourth quarter of fiscal 2014, interest expense decreased by 41.1% compared to the fourth quarter of fiscal year 2013 to $3.3 million.

  Net income was $3.2 million compared to $7.4 million in the fourth quarter of fiscal 2013. Adjusted net income, which excludes an accrual with respect to a litigation matter and expenses related to refinancing our term loan in the fourth quarter of 2014, net of taxes (see "GAAP and Non-GAAP Measures"), was $9.1 million compared to adjusted net income of $7.4 million for the fourth quarter of fiscal 2013.

  Diluted earnings per share was $0.08 compared to diluted earnings per share of $0.22 in the fourth quarter of fiscal 2013. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures"), was $0.22 compared to adjusted diluted earnings per share of $0.18 in the fourth quarter of fiscal 2013.

  Adjusted EBITDA was $21.6 million compared to $19.3 million in the fourth quarter of fiscal 2013 (see "GAAP and Non-GAAP Measures").

John Schaefer, President and Chief Executive Officer, stated: "We are very pleased with our performance in fiscal 2014, as we grew our store base by 17.0% with the addition of eight new stores, increased sales by 2.6% and met each of our financial performance objectives despite heightened competition in some of our larger markets and continued industry headwinds that impacted the firearms and ammunition categories. We also executed on our strategic goals by finalizing our store within a store program in the clothing area, making significant strides with our private label initiatives and continuing to develop our customer loyalty program. In addition, we also successfully refined and implemented a smaller prototype that allows us to profitably service smaller Metropolitan Statistical Areas."

Mr. Schaefer continued, "As we begin fiscal 2015, we remain focused on our strategic initiatives and continue to see abundant white space and significant share opportunity to be captured within the outdoor sporting goods market. We believe we are well positioned to capitalize on this opportunity given our distinguishing attributes of high service levels, everyday value and local shopping convenience."

For the fifty-two weeks ended January 31, 2015:

  Net sales increased by 2.6% to $660.0 million from $643.2 million in fiscal 2013. Same store sales decreased by 8.4%, primarily as a result of the decline in demand for firearms and ammunition.

  Income from operations decreased to $44.9 million from $60.0 million in fiscal 2013. Adjusted income from operations, which excludes expenses related to bonuses paid as a result of the successful completion of our initial public offering ("IPO") in the first quarter of fiscal 2014 and an accrual with respect to a litigation matter (see "GAAP and Non-GAAP Measures"), was $51.1 million as compared to $60.0 million in 2013.

  The Company opened eight new stores in fiscal 2014.

  Interest expense decreased to $22.5 million from $25.4 million in fiscal 2013.

  Net income was $13.8 million compared to $21.8 million in fiscal 2013. Adjusted net income, which excludes expenses related to bonuses paid in connection with our IPO in the first quarter of 2014, net of taxes, an accrual with respect to a litigation matter, net of taxes and expenses related to the refinancing of our term loan in both 2014 and 2013, net of taxes (see "GAAP and Non-GAAP Measures"), was $21.1 million compared to adjusted net income of $26.8 million in fiscal 2013.

  Diluted earnings per share was $0.34 compared to diluted earnings per share of $0.66 in fiscal 2013. Adjusted diluted earnings per share (see "GAAP and Non-GAAP Measures"), was $0.50 compared to adjusted diluted earnings per share of $0.64 in fiscal 2013.

  Adjusted EBITDA was $66.3 million compared to $70.7 million in fiscal 2013 (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of January 31, 2015:

  Total liquidity (cash plus $73.2 million of availability on revolving credit facility): $75.0 million
  Total debt: $199.9 million, consisting of $41.9 million outstanding under our revolving credit facility and $158.0 million outstanding under our term loans, net of unamortized discount.

First Quarter and Fiscal 2015 Outlook:

For the first quarter of fiscal 2015, net sales are expected to be in the range of $140.0 million to $145.0 million based on same store sales in the range of (3.0%) to flat. Net loss is expected to be in the range of $1.8 million to $1.3 million, with diluted loss per share of $0.04 to $0.03 on a weighted average of approximately 42.0 million estimated common shares outstanding.

For fiscal 2015, net sales are expected to be in the range of $720.0 million to $740.0 million based on opening nine new stores for the full year and same store sales in the range of (1.0%) to 2.0%. Net income is expected to be in the range of $23.9 million to $26.7 million, with diluted earnings per share of $0.56 to $0.63 on approximately 42.3 million estimated weighted average common shares outstanding.

Conference Call Information:

A conference call to discuss fourth quarter and full year 2014 financial results is scheduled for today, April 1, 2015, at 4:30 PM Eastern Time. The conference call will be webcast and may be accessed via the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the "SEC"): adjusted income from operations, adjusted net income, adjusted diluted weighted average shares outstanding, adjusted diluted earnings per share and adjusted EBITDA. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under "GAAP and Non-GAAP Measures" in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company's business and facilitate a more meaningful comparison of its diluted income per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include our outlook for the fourth quarter and full fiscal year 2014. Investors can identify these statements by the fact that they use words such as "continue," "expect," "may," "opportunity," "plan," "future," "ahead" and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to risks relating to the Company's retail-based business model, general economic conditions and consumer spending, the Company's concentration of stores in the Western United States, competition in the outdoor activities and sporting goods market, changes in consumer demands, the company's expansion into new markets and planned growth, current and future government regulations, risks related to the Company's continued retention of its key management, the Company's distribution center, quality or safety concerns about the Company's merchandise, events that may affect the Company's vendors, trade restrictions, and other factors that are set forth in the Company's filings with the SEC, including under the caption "Risk Factors" in our Form 10-Q for the fiscal quarter ended May 3, 2014 filed with the SEC on June 11, 2014 and our other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company's assumptions prove incorrect, the Company's actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman's Warehouse is a high-growth outdoor sporting goods retailer focused on meeting the everyday needs of the seasoned outdoor veteran, the first-time participant and every enthusiast in between. Our mission is to provide a one-stop shopping experience that equips our customers with the right hunting, shooting, fishing and camping gear to maximize their enjoyment of the outdoors.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmanswarehouse.com.

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	For the Thirteen Weeks Ended				For the Fiscal Year Ended

	January 31, 2015	% of net sales	February 1, 2014	% of net sales	January 31, 2015	% of net sales	February 1, 2014	% of net sales

Net sales	$ 185,578	100.0%	$ 175,727	100.0%	$ 660,003	100.0%	$ 643,163	100.0%
Cost of goods sold	123,977	66.8%	118,843	67.6%	444,796	67.4%	435,933	67.8%
Gross profit	61,601	33.2%	56,884	32.4%	215,207	32.6%	207,230	32.2%

Operating expenses:
Selling, general and administrative expenses	47,456	25.6%	40,498	23.0%	170,315	25.8%	147,140	22.9%
Bankruptcy related expenses	--	0.0%	--	0.0%	--	0.0%	55	0.0%
	47,456	25.6%	40,498	23.0%	170,315	25.8%	147,195	22.9%
Income from operations	14,145	7.6%	16,386	9.3%	44,892	6.8%	60,035	9.3%
Interest expense	(8,993)	(4.8%)	(5,552)	(3.2%)	(22,480)	(3.4%)	(25,447)	(4.0%)
Income before income tax expense	5,152	2.8%	10,834	6.2%	22,412	3.4%	34,588	5.4%
Income tax expense	(1,979)	(1.1%)	(3,421)	(1.9%)	(8,628)	(1.3%)	(12,838)	(2.0%)
Net income	$ 3,173	1.7%	$ 7,413	4.2%	$ 13,784	2.1%	$ 21,750	3.4%

Earnings per share
Basic	$ 0.08		$ 0.22		$ 0.34		$ 0.66
Diluted	$ 0.08		$ 0.22		$ 0.34		$ 0.66

Weighted average shares outstanding
Basic	41,818		32,992		39,961		33,170
Diluted	41,968		32,992		40,141		33,185

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets	January 31, 2015	February 1, 2014
Current assets:
Cash and cash equivalents	$ 1,751	$ 1,354
Accounts receivable, net	425	413
Merchandise inventories, net	185,909	161,334
Prepaid expenses and other	7,468	7,753
Income taxes receivable	5,190	2,229
Deferred income taxes	2,928	3,233
Total current assets	203,671	176,316
Property and equipment, net	54,317	31,494
Deferred income taxes	5,398	6,051
Definite lived intangible assets, net	5,729	7,535
Other long-term assets, net	1,608	2,833
	$ 270,723	$ 224,229
	.	.
Liabilities and Stockholders' Deficit
Current liabilities:
Accounts payable	$ 28,500	$ 27,664
Accrued expenses	42,620	31,884
Revolving line of credit	41,899	29,052
Current portion of long-term debt, net of discount	1,333	1,860
Current portion of deferred rent	2,873	2,640
Total current liabilities	117,225	93,100

Long-term liabilities:
Long-term debt, net of discount and current portion	156,713	229,272
Deferred rent credit, net of current portion	28,117	22,953
Total long-term liabilities	184,830	252,225
Total liabilities	302,055	345,325

Stockholders' deficit:
Common stock	418	273
Restricted stock	--	57
Additional paid-in capital	76,257	365
Accumulated deficit	(108,007)	(121,791)
Total stockholders' deficit	(31,332)	(121,096)
	$ 270,723	$ 224,229

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	January 31, 2015	February 1, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$ 13,784	$ 21,750
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	7,344	4,749
Amortization of discount on debt and deferred financing fees	6,497	6,952
Amortization of definite lived intangible	1,806	1,528
Net increase in deferred rent credit	5,397	432
Gain on asset dispositions	--	(112)
Deferred income taxes	(46)	2,169
Stock-based compensation	3,293	365
Change in assets and liabilities, net of acquisition:
Accounts receivable, net	(12)	1,052
Merchandise inventories	(24,575)	(28,344)
Prepaid expenses and other	86	(1,522)
Other long-term assets	(107)	49
Accounts payable	836	1,333
Accrued expenses	8,127	2,049
Income taxes receivable	(1,957)	(12,416)
Net cash provided by operating activities	20,473	34

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(30,167)	(20,416)
Purchase of business	--	(47,767)
Proceeds from sale of fixed assets	--	124
Net cash used in investing activities	(30,167)	(68,059)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings on line of credit	12,847	29,052
Borrowings on term loan	160,000	235,000
Issuance of common stock, net	73,393	(302)
Dividends paid	--	(101,065)
Increase in book overdraft	2,609	5,696
Excess tax benefits from stock-based compensation arrangements	287	--
Payment of withholdings on restricted stock units	(993)	--
Payment of deferred financing costs	--	(3,960)
Principal payments on unsecured note payable	(2,227)	(2,756)
Principal payments on long-term debt	(234,225)	(125,863)
Discount on term loan	(1,600)	(2,938)
Net cash provided by financing activities	10,091	32,864
Net change in cash and cash equivalents	397	(35,161)
Cash and cash equivalents at beginning of year	1,354	36,515
Cash and cash equivalents at end of year	$ 1,751	$ 1,354

SPORTSMAN'S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP income from operations to adjusted income from operations:	For the Thirteen Weeks Ended		For the Fiscal Year Ended
	January 31, 2015	February 1, 2014	January 31, 2015	February 1, 2014
Income from operations	$ 14,145	$ 16,386	$ 44,892	$ 60,035
IPO bonus (1)	--	--	2,200	--
Litigation accrual (2)	4,000	--	4,000	--
Adjusted income from operations	$ 18,145	$ 16,386	$ 51,092	$ 60,035

Reconciliation of GAAP net income and GAAP diluted weighted average shares outstanding to adjusted net income and adjusted weighted average shares outstanding:

Numerator:
Net income	$ 3,173	$ 7,413	$ 13,784	$ 21,750
IPO bonus (1)	--	--	2,200	--
Litigation accrual (2)	4,000	--	4,000	--
Refinance related costs (3)	5,668	--	5,668	8,080
Less tax benefit related to IPO bonus	--	--	(847)	--
Less tax benefit related to litigation accrual	(1,540)	--	(1,540)	--
Less tax benefit related to refinance related costs	(2,182)	--	(2,182)	(2,998)
Adjusted net income	$ 9,119	$ 7,413	$ 21,083	$ 26,832

Denominator:
Diluted weighted average shares outstanding	41,968	32,992	40,141	33,185
Initial public offering shares issuance (4)	--	8,920	1,856	8,727
Adjusted diluted weighted average shares outstanding	41,968	41,912	41,997	41,912

Reconciliation of earnings per share:
Dilutive earnings per share	$ 0.08	$ 0.22	$ 0.34	$ 0.66
Impact of adjustments to numerator and denominator	0.14	(0.04)	0.16	(0.02)
Adjusted earnings per share	$ 0.22	$ 0.18	$ 0.50	$ 0.64

Reconciliation of net income to adjusted EBITDA:
Net income	$ 3,173	$ 7,413	$ 13,784	$ 21,750
Interest expense	8,993	5,552	22,480	25,447
Income tax expense	1,979	3,421	8,628	12,838
Depreciation and amortization	2,612	1,922	9,150	6,277
Stock-based compensation expense (5)	513	365	3,293	365
Pre-opening expenses (6)	358	582	2,717	1,653
IPO bonus (1)	--	--	2,200	--
Litigation accrual (2)	4,000	--	4,000	--
Bankruptcy-related expenses (7)	--	--	--	55
Acquisition expenses (8)	--	--	--	2,331
Adjusted EBITDA	$ 21,628	$ 19,255	$ 66,252	$ 70,716

(1) As a result of the completion of our initial public offering and pursuant to the terms of the employment agreements with our executive officers, we paid $2.2 million in bonuses to our executive officers.
(2) On March 9, 2015 a jury awarded $11.9 million against the the defendants as outlined in our 8-K, which was filed with the SEC on March 11, 2015. In conjunction with the award, we recorded a $4.0 million accrual related to this case.
(3) Refinance related costs are expenses associated with the prepayment penalty and write off of the issuance discount and other deferred financing costs associated with the December 2, 2014 and August 20, 2013 refinances of the Company's term loan.
(4) Assumes our initial public offering was effective as of February 3, 2013, the first day of our fiscal year 2013.
(5) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2013 Performance Incentive Plan.
(6) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a location.
(7) On March 21, 2009, Sportsman's Warehouse Holdings, Inc. and its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code, seeking to reorganize the business under the provisions of the Bankruptcy Code. The plan of reorganization under the Bankruptcy Code was confirmed by the United States Bankruptcy Court for the District of Delaware on July 30, 2009 and became effective when all material conditions of the plan of reorganization were satisfied on August 14, 2009. We incurred certain costs related to our restructuring and emergence from Chapter 11 bankruptcy and included a liability as part of the reorganization value at August 14, 2009, the date of emergence from bankruptcy. Bankruptcy-related expenses are those amounts that are greater than the initial estimated restructuring costs, whereas bankruptcy-related benefits are those amounts that are less than the initial estimated costs. They are expensed as incurred.
(8) Acquisition expenses for fiscal year ended February 1, 2014 relate to the costs associated with the acquisition of our ten previously operated stores in Montana, Oregon and Washington.
CONTACT: Investor Contact:
         ICR, Inc.
         Farah Soi/Rachel Schacter
         (203) 682-8200
         investors@sportsmanswarehouse.com